SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXIA HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	84-1062062
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

The 2006 Benefit Plan of Nexia Holdings, Inc.
(Full title of the plan)

Richard Surber, 59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Name, address, including zip code, of agent for service)

Telephone number for Issuer: (801)575-8073

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9. Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of the Registration Statement on Form S-8, for The 2006 Benefit Plan of Nexia Holdings, Inc. as filed by the Company in an S-8 filed on March 30, 2006, file no. 333-132855, previously amended on August 10, 2006, file no. 333-132855 and on September 8, 2006, file no. 333-132855, each of which is incorporated herein by reference, Nexia hereby removes from registration any and all remaining shares of common stock which have not been issued or reserved for issuance under the Company's 2006 Benefit Plan as of the date specified herein.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Three to the S-8 Registration Statement Number 333-132855, dated March 30, 2006 and as amended as set forth hereinabove, to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on May 10, 2007.

Nexia Holdings, Inc.

By: /s/ Richard Surber
Richard Surber, as President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Three to the S-8 Registration Statement Number 333-132855, dated March 30, 2006 and as amended thereafter has been signed by the following persons in the capacity and on the date indicated.

Signature                                            Title                                           Date

/s/ Richard Surber                               President and Director               May 10, 2007
Richard D. Surber

/s/ Gerald Einhorn                               Vice-President and Director       May 10, 2007
Gerald Einhorn

/s/ Adrienne Bernstein                         Director                                    May 10, 2007
Adrienne Bernstein

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